                                                                     EXHIBIT 4.5

                                 AMENDMENT NO. 2

                          DATED AS OF OCTOBER 22, 2001

                                       TO

                        $160,000,000 AMENDED AND RESTATED
                  CREDIT AGREEMENT DATED AS OF JANUARY 5, 2001

                                      AMONG

                                TBC CORPORATION,

                           THE BANKS SIGNATORY THERETO

                                       AND

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

                            THE CHASE MANHATTAN BANK
                           AS CO-ADMINISTRATIVE AGENT




                                             PREPARED BY:
                                             ------------
                                             UNDERBERG & KESSLER LLP
                                             COUNSEL TO THE SYNDICATION AGENT
                                             MICHAEL C. DWYER, ESQ.
                                             1800 CHASE SQUARE
                                             ROCHESTER, NEW YORK 14604
                                             TELEPHONE:       (716) 258-2825
                                             FAX:             (716) 258-2821

            AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

       AGREEMENT dated as of October 22, 2001 among TBC CORPORATION (the "Borrower"), the Lenders signatory to this Amendment (each a "Lender"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders and as the Issuing Bank, and THE CHASE MANHATTAN BANK, as the Co-Administrative Agent.

                              R E C I T A L S

       R.1 The parties have entered into an Amended and Restated Credit Agreement, dated as of January 5, 2001 and Amendment No. 1 thereto dated as of April 20, 2001 (the "Credit Agreement").

       R.2 Borrower has informed the Lenders that, in order to obtain operational, administrative and financial benefits, Borrower desires to form two
(2) new Subsidiaries which will be entirely owned by either Borrower or Borrower and other Subsidiaries. One such new Subsidiary will provide financing to Borrower and certain other Subsidiaries (the "Finance Sub") and the other will own certain intellectual property of Borrower which it will license to Borrower in consideration of certain royalty payments (the "Royalty Sub"). Borrower has represented and warranted to the Lenders as follows:

       (a) Organization. - The Finance Sub and the Royalty Sub will each be limited liability companies organized under the laws of Delaware and each will have its principal place of business in the State of Nevada;

       (b) Finance Sub - All of the issued and outstanding equity interest in the Finance Sub will be owned by Borrower, Carroll's, Inc and Tire Kingdom, Inc. In consideration for such equity interest, each of such corporations will contribute the following amount in cash to the capital of Finance Sub:

                     Borrower                $40,010,000
                     Carroll's, Inc.         $75,000,000
                     Tire Kingdom, Inc.      $65,000,000

The Finance Sub will lend to each such corporation the amount of its equity contribution (except that it shall lend to Borrower only $40,000,000) pursuant to a 30 year interest bearing amortizing term note. The principal and interest on each such note will be paid to the Finance Sub in cash and will be re-loaned to the payor corporation pursuant to an interest bearing revolving credit agreement between the Finance Sub and the payor. Finance Sub also intends to hold an equity investment of approximately $5,000,000 that was previously made by Borrower in one of its customers.

       (c) Royalty Sub - Borrower will contribute, at book value, all of its federally registered and common law trademarks, and the associated good will, to the Royalty Sub in consideration for all the outstanding equity interest in the Royalty Sub. Borrower will in turn license such trademarks from the Royalty Sub in consideration for royalty payments to the Royalty Sub. The Royalty Sub will lend to the Borrower the amount of such royalty payments remaining after payment of the expenses of Royalty Sub, pursuant to an interest bearing revolving credit agreement. The only business intended to be done by the Royalty Sub will be that described above between the Royalty Sub and Borrower.

       (d) The above described transactions will have no effect on the consolidated financial statements or the consolidated federal income tax return of the Borrower, except that the consolidated expenses of the Borrower will be reduced.

       R.3 In order to accommodate the above transactions, the parties wish to amend the Credit Agreement on the terms and conditions set forth below.

       NOW, THEREFORE, the parties agree as follows:

       1. Definitions. Except as otherwise set forth herein, as used in this Amendment, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

       2. Amendments. The Credit Agreement is hereby amended as set forth below:

       2.1 Definitions. The following definitions are added to Section 1.01 of the Credit Agreement:

                     "Amendment No. 2" shall mean Amendment No. 2 dated as of October 22, 2001 to the Credit Agreement dated as of January 5, 2001.

                     "Finance Sub" shall mean TBC Capital, LLC, a limited liability company constituting a Wholly-Owned Subsidiary and organized under the laws of the State of Delaware.

                     "Royalty Sub" shall mean TBC Brands, LLC, a limited liability company constituting a Wholly Owned Subsidiary and organized under the laws of the State of Delaware.

              2.2 Definitions - Intercompany Loan. The definition of Intercompany Loan in Section 1.01 is amended to read as follows:

                     "Intercompany Loan" means any Indebtedness for borrowed money loaned by the Borrower to any of its Wholly-Owned Subsidiaries, by any Wholly-Owned Subsidiary to the Borrower or by any Wholly-Owned Subsidiary to another Wholly-Owned Subsidiary.

              2.3 Definitions - Wholly-Owned Subsidiary. The definition of Wholly-Owned Subsidiary in Section 1.01 is amended to read as follows:

                     "Wholly-Owned Subsidiary" of a Person means any Subsidiary all of whose outstanding voting securities, or ownership interests having ordinary voting power, are at the time owned (i) directly by such Person, (ii) directly and indirectly by such Person and one or more of such Person's Wholly-Owned Subsidiaries or (iii) by one or more of such Person's Wholly-Owned Subsidiaries.

              2.4 Organizations; Powers. Section 3.01 is amended to read as follows:

                     3.01.  Organization; Powers.

                            (a) The Borrower and each of its Subsidiaries is a
                     corporation, limited liability company, partnership, association, or other business entity duly organized, validly existing in a good standing under the laws of the jurisdiction of its organization indicated on Exhibit 2.4 to Amendment No. 2, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                            (b) As of the effective date of Amendment No. 2, the
                     Borrower owns the direct and indirect interests in the Subsidiaries specified in Exhibit 2.4 to Amendment No. 2. The Borrower's record and beneficial ownership, direct and indirect of each such Subsidiary is free from any material restriction, equity, security interest or other Lien, except as set forth in Exhibit 2.4.

              2.5 Assets. Section 3.16 is amended so that it speaks only as of January 5, 2001.

              2.6 Intercompany Loans/Payments. Section 5.10 is amended to read as follows:

                     5.10. Intercompany Loans/Payments. The Borrower agrees with the Lenders that (i) any payments made by a Guarantor in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation to the Borrower for repayment of any Intercompany Loans owed to the Borrower, (ii) it will require that any payments made by a Guarantor that is an indirect Wholly-Owned Subsidiary of the Borrower, in reduction of its obligation under the Guarantee executed by it, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to other Guarantors and (iii) except as set forth in Schedule 5.10, neither it nor any Wholly-Owned Subsidiary will demand, enforce or accept any payments on account of any Intercompany Loans owed by any Guarantor at a time when such Guarantor is insolvent or if such payments could reasonably be expected to render such Guarantor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

              2.7. Indebtedness. Section 6.01(c) is amended to read as follows:

                     (c) Indebtedness owed to the Borrower or to any Guarantor
              by any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.04(c), and Indebtedness owed by the Borrower or by any Guarantor to any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.04(h);

              2.8. Investments, Loans, Advances, Guarantees and Acquisitions. Sections 6.04(c), 6.04(d) and 6.04(h) are amended to read as follows:

                     (c) Loans or advances made by the Borrower or any Guarantor to any Wholly-Owned Subsidiary that is also a Guarantor;

                     (d) Loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons, not otherwise permitted pursuant to this Section, provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.01(i)(y), shall not exceed Fifteen Million

              Dollars ($15,000,000) at any one time; (Joint Venture profits and losses that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                     (h) Intercompany Loans made to the Borrower or any
              Guarantor by any Wholly-Owned Subsidiary; and

              2.9 Transactions with Affiliates. Clause (i) of Section 6.06 shall be amended to read as follows:

                     (i) between the Borrower and any Wholly-Owned Subsidiary,
              as long as such transactions do not violate Section 6.04;

              2.10 Restrictive Payments. Clause (b) of Section 6.16 is amended to read as follows:

                     (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock or other equity interests,

              2.11 Form of Subsidiary Security Agreement. Exhibit 4.01(f)(2) to the Credit Agreement is amended to read in its entirety as Exhibit 4.4 to Amendment No. 2.

              2.12 Form of Subsidiary Guarantee. Exhibit 4.01(f) to the Credit Agreement is amended to read in its entirety as Exhibit 4.5 to Amendment No. 2.

       3. Representations and Warranties. Borrower hereby represents and warrants to the Banks that:

              3.1 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of this Amendment, and the transactions described in Recital 2 above, have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its shareholders, which has not been obtained; (b) contravene its charter or by-laws, as amended to date; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent that has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries, except as provided in this Amendment; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

              3.2 Legally Enforceable Agreement. This Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

              3.3 No Default. On and as of the date of this Amendment, and after giving effect to this Amendment, the transactions contemplated in Recital R2 above and the other Loan Documents provided for herein, no event has occurred and is continuing which constitutes a Default or Event of Default.

              3.4 Representations and Warranties. All representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct as of the date of this Amendment as if fully set forth herein and made on and as of the date of this Amendment.

              3.5 Material Adverse Change. Since December 31, 2000, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

              3.6 Security Agreements. The execution, delivery and performance by each of Finance Sub and Royalty Sub of the Security Agreement executed by it have been duly authorized by all necessary action of the respective Guarantor and do not and will not: (a) require any consent or approval of the members of such Guarantor, which has not been obtained; (b) contravene such Guarantor's organizational documents or by-laws, as amended to date; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Guarantor or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent that has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Guarantor or its Subsidiaries, except as provided in such Security Agreements; or (f) cause such Guarantor (or any Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

              3.7 Legally Enforceable Security Agreements. Each such Security Agreement is a legal, valid and binding obligation of the Guarantor executing same, enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

              3.8 Finance and Royalty Sub Guarantees. The execution, delivery and performance by each of the Finance Sub and the Royalty Sub of the Guarantee required to be executed by it have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of its members, which has not been obtained; (b) contravene its charter or by-laws, as amended to date; (c) violate any provision of, or require any filing, registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by it or its Subsidiaries;
(f) cause it (or any Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

       4. Effectiveness. This Amendment shall be of no force or effect unless and until the date on which all of the following conditions are met:

              4.1 Counterparts. The Borrower and the Co-Administrative Agent have each received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, and the Required Lenders.

              4.2 Resolutions. The Co-Administrative Agent shall have received certified copies of the resolutions of the members of each of Finance Sub and Royalty Sub, in form and content reasonably satisfactory to the Co-Administrative Agent, authorizing the execution, delivery and performance of each Loan Document provided for in this Amendment to be executed by them.

              4.3 Opinion. The Co-Administrative Agent, on behalf of the Lenders, shall have received an opinion of Thompson Hine LLP counsel for the Borrower and its Subsidiaries, in substantially the form of Exhibit 4.3 to this Amendment.

              4.4 Security Agreements. The Co-Administrative Agent shall have received a Security Agreement in the form of Exhibit 4.4, duly executed by each of Finance Sub and Royalty Sub. Each of such Security Agreements is herein referred to as a "Security Agreement". In addition, the Co-Administrative Agent shall have received all documentation required to be delivered pursuant to each such Security Agreement.

              4.5 Guarantees. The Co-Administrative Agent shall have received a Guarantee in the form of Exhibit 4.5 to this Amendment, duly executed by each of Finance Sub and Royalty Sub.

              4.6 Guarantors' Consent. The Co-Administrative Agent shall have received a Consent and Acknowledgment executed by each Guarantor (other than Finance Sub and Royalty Sub), in the form of Exhibit 4.6 to this Amendment.

              4.7 Prudential. The Co-Administrative Agent and each Lender shall have received copies of a duly executed Amendment No. 1 to the Amended and Restated Note Agreement dated as of January 31, 2001 between Borrower and The Prudential Insurance Company of America ("Prudential") and of any required approval of this Amendment by Prudential.

              4.8 Sun Trust Consent. The Co-Administrative Agent shall have received such consent and/or amendments related to the Sun Trust Synthetic Leases as may be necessary in order for Borrower to execute, deliver and perform this Amendment.

       5. Acknowledgment/Agreements by Lenders. Upon this Amendment becoming effective, the Lenders acknowledge and/or agree as follows:

              5.1 Borrower's transfer of intellectual property to Royalty Sub as contemplated in Recital R2 is consistent with, and not in violation of Section 5.04.

              5.2 Borrower will not be deemed in violation of Section 6.03(b) as long as (a) Finance Sub engages (i) in the business described in Recital R2,
(ii) in the business of making loans and advances to, of purchasing or holding equity interests in and/or of making contributions to the capital of Joint Ventures, Borrower and/or the Subsidiaries, (iii) in the business of making and/or holding loans and advances to, of purchasing or holding equity interests in and/or of making contributions to the capital of Persons other than the Borrower, its Subsidiaries and Joint Ventures, provided that such other Persons are engaged in a business that is reasonably related to business then being conducted by Borrower and its Subsidiaries in compliance with Section 6.03(b) and (iv) in any other business which, if engaged in by Borrower, would not violate Section 6.03(b); and (b) Royalty Sub engages only in the business with Borrower described in Recital R2 and in similar transfer and license back transactions with Borrower and/or other Wholly-Owned Subsidiaries.

              5.3 The Lenders waive the provisions of Section 6.04 in order to permit the purchases of equity interests in Finance Sub and Royalty Sub described in Recital R2; and Lenders agree that such equity purchases shall not reduce the amount available for equity purchase under Section 6.04(d).

              5.4 The Lenders waive the provisions of Section 6.15 in order to permit the transfer to Royalty Sub of the intellectual property as described in Recital R2.

              5.5 The Lenders waive the provision of Section 4.4 of the Security Agreement executed by the Borrower in order to permit the transfer of intellectual property to Royalty Sub as described in Recital R2; and the Lenders agree to delete from Section 4.4 of each Security Agreement the words "in the ordinary course of business and consistent with past practices."

       6. Borrower's Security Agreement. Attached as Schedule 6 to this Amendment is a report to the Collateral Agent as required by Section 4.2 of the Borrower's Security Agreement.

       7. Chase's Expenses. Borrower agrees to pay The Chase Manhattan Bank ("Chase") for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) incurred by Chase in connection with the negotiation, preparation and execution of this Amendment and the Loan Documents and other documents executed in connection herewith.

       8. Miscellaneous. Except as expressly provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, and in any of the other Loan Documents, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement or the other Loan Documents, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement and other Loan Documents, shall be deemed to refer to the Credit Agreement and the other Loan Documents as amended by this Amendment.

       This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

       The section headings in this Amendment are inserted for convenience only and shall not be a part of this instrument.

       This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES TO FOLLOW.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                          TBC CORPORATION


                                          By       /s/ Thomas W. Garvey
                                             ----------------------------
                                             Name:  Thomas W. Garvey
                                             Title: Executive Vice President &
                                                    Chief Financial Officer


                                          FIRST TENNESSEE BANK NATIONAL
                                          ASSOCIATION, individually and as
                                          Administrative Agent, as Swingline
                                          Lender and as Issuing Bank


                                          By    /s/ James H. Moore, Jr.
                                             ----------------------------
                                             Name:  James H. Moore, Jr.
                                             Title: Senior Vice President



                                          BANKS:
                                          THE CHASE MANHATTAN BANK, Individually
                                          and as Co-Administrative Agent

                                          By       /s/ Bruce Yoder
                                             -----------------------------
                                             Name:  Bruce Yoder
                                             Title: Vice President


                                          BANKS:
                                          FIRST UNION NATIONAL BANK

                                          By:   /s/ Frederick E. Blumer
                                              ------------------------------
                                              Name:  Frederick E. Blumer
                                              Title: Vice President

                                          BANKS:
                                          SUN TRUST BANK

                                          By:    /s/ Leonard L. McKinnon
                                              ------------------------------
                                              Name: Leonard L. McKinnon
                                              Title Vice President


                                          BANKS:
                                          REGIONS BANK

                                          By:    /s/ Sam Prudhomme
                                              ------------------------------
                                              Name:  Sam Prudhomme
                                              Title: Assistant Vice President


                                          BANKS:
                                          FLEET CAPITAL CORPORATION

                                          By:    /s/ William P. Dyer
                                              ------------------------------
                                              Name:  William P. Dyer
                                              Title: VP



                                          BANKS:
                                          ALLFIRST BANK

                                          By:
                                              ------------------------------
                                              Name:
                                              Title:



                                          BANKS:
                                          FIFTH THIRD BANK

                                          By:    James E. Simpson
                                              ------------------------------
                                              Name: James E. Simpson
                                              Title:

                                          BANKS:
                                          FIRSTAR BANK NA


                                          By:
                                              -----------------------------
                                              Name:
                                              Title:



                                          BANKS:
                                          UNION PLANTERS BANK

                                          By:   /s/ Ted Miller
                                              ------------------------------
                                              Name:  Ted Miller
                                              Title: Assistant Vice President


                                          BANKS:
                                          NATIONAL CITY BANK

                                          By:
                                              -----------------------------
                                              Name:
                                              Title:

                                   EXHIBIT 4.3

           BORROWER AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION


1.     Borrower: TBC CORPORATION, a Delaware corporation ("TBC")

2.     Subsidiaries Directly Owned by TBC:*

                                Jurisdiction of   Percentage of Stock
          Name                  Organization      Owned by TBC            Subsidiaries
          ----                  ---------------   -------------------     ------------
Big O Tires, Inc.                    Nevada       100%                    See Below
Carroll's, Inc.                      Georgia      100%                    None
Northern States Tire, Inc.          Delaware      100%                    None
TBC International Inc.              Delaware      100%                    None
TBC Retail Enterprises, Inc.        Delaware      100%                    See Below
TBC Brands, LLC                     Delaware      100%                    None

3.     Subsidiaries Directly Owned by Big O Tires, Inc.:*

                                Jurisdiction of   Percentage of Stock
          Name                  Incorporation     Owned by Big O          Subsidiaries
          ----                  ---------------   -------------------     ------------
Big O Development, Inc.             Colorado      100%                    None
O Advertising, Inc.                 Colorado      100%                    None
Big O Tire of Idaho, Inc.             Idaho       100%                    None

4.     Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:*

                                Jurisdiction of   Percentage of Stock
          Name                  Incorporation     Owned by Big O          Subsidiaries
          ----                  ---------------   -------------------     ------------
Big O Retail Enterprises, Inc.      Colorado      100%                    None
Tire Kingdom, Inc.                   Florida      100%                    None

5.     Other Subsidiaries:*

                                Jurisdiction of
          Name                  Incorporation     Ownership               Subsidiaries
          ----                  ---------------   ---------               ------------
TBC Capital, LLC                    Delaware      TBC - 90%               None
                                                  Carroll's - 5%
                                                  Tire Kingdom - 5%

* All stock and other equity interests are subject to Liens granted pursuant to the Security Agreements.

                                   EXHIBIT 4.3

                          OPINION OF BORROWER'S COUNSEL

                        (Letterhead of Thompson Hine LLP)


October 31, 2001


To the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, and the Lenders who are parties to the agreements described below.

Ladies and Gentlemen:

       We have acted as counsel to TBC Corporation, a Delaware corporation (the "Borrower"), in connection with its execution and delivery of Amendment No. 2, dated as of October 22, 2001 ("Amendment No. 2"), to the Amended and Restated Credit Agreement, dated as of January 5, 2001 and Amendment No. 1 thereto, dated as of April 20, 2001 (as amended, the "Credit Agreement"), among the Borrower, the lenders party thereto (including the Issuing Bank and the Swingline Lender), First Tennessee Bank National Association, as administrative agent (the "Administrative Agent"), and The Chase Manhattan Bank as co-administrative agent (the "Co-Administrative Agent").

       We have also acted as counsel to TBC International Inc., a Delaware corporation ("TBCI"), Carroll's, Inc., a Georgia corporation ("Carroll's"),
Big O Tires, Inc., a Nevada corporation ("Big O"), Big O Tire of Idaho, Inc., an Idaho corporation ("Idaho"), TBC Retail Enterprises, Inc., a Delaware corporation ("TBC Retail"), Tire Kingdom, Inc., a Florida corporation ("Tire Kingdom"), Northern States Tire, Inc., a Delaware corporation ("NST"), Big O Retail Enterprises, Inc., a Colorado corporation ("BORE"), Big O Development, Inc., a Colorado corporation ("BODI"), and O Advertising, Inc., a Colorado corporation ("O Advertising") in connection with the execution and delivery by each of a Guarantors' Consent and Acknowledgment, dated as of October __, 2001 (the "Acknowledgment").

       We have also acted as counsel to TBC Brands, LLC, a Delaware limited liability company ("Royalty Sub"), and TBC Capital, LLC, a Delaware limited liability company ("Finance Sub"), in connection with (i) the execution and delivery by each of a Guarantee, dated October ___, 2001 (each, a "Subsidiary Guarantee"), and a Security Agreement, dated October ___, 2001 (each, a "Subsidiary Security Agreement"); and (ii) the consummation of the transactions contemplated thereby.

       This opinion is being delivered pursuant to Section 4.3 of Amendment No. 2. All capitalized terms used in this opinion but not defined herein shall have the meanings given to them in the Credit Agreement, as amended by Amendment No. 2, and as the context indicates.

       We have examined Amendment No. 2, the Acknowledgment, the Subsidiary Guarantees, and the Subsidiary Security Agreements (collectively, the "Transaction Documents"), together with telecopied facsimiles of the signature pages of each of the foregoing. We have also examined such other documents, certificates of officers of Borrower and its Subsidiaries or public officials, and corporate records, and have made investigation of such other matters, as in our judgment permit us to render an informed opinion on the matters set forth herein.

       In connection with our examination, we have assumed that the execution copies of the Transaction Documents conform to the copies of such documents delivered to us by counsel to the Lenders. We have also assumed the genuineness of all signatures (other than those on behalf of Borrower or any Subsidiary), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or telecopied facsimiles, and the authenticity of the originals of such latter documents. Further, with your consent, with respect to the Lenders, the Administrative Agent, the Co-Administrative Agent, and the Collateral Agent, we have assumed the legal power of each to enter into and perform the Transaction Documents to which they are parties, and the due authorization, execution, and delivery of the Transaction Documents to which they are parties, and we have relied on all representations or warranties contained in the Transaction Documents insofar as they relate to matters of fact not within our knowledge.

       Based upon the foregoing and subject to the last two paragraphs of this letter, we are of the opinion that:

       1. Each of the Borrower and the Subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate authority to conduct its business as now being conducted.

       2. The execution and delivery of the Transaction Documents by the Borrower and each Subsidiary which is a party thereto, and the performance by Borrower and each Subsidiary of their respective obligations thereunder, have been duly authorized by all necessary corporate or other actions and proceedings and will not:

          (a) Require any consent of the stockholders of Borrower or the stockholder or members(s) of any Subsidiary.

          (b) Violate any law, rule, regulation, order, writ, judgment, injunction, decree, or award of which we are aware and which is binding on the Borrower or any Subsidiary; violate the Certificate or Articles of Incorporation, Certificate of Formation, By- Laws, or Limited Liability Company Agreement of Borrower or any Subsidiary; or violate any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary.

          (c) Result in the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument, or agreement of which we are aware and which is binding upon Borrower or any Subsidiary, other than such as may be created pursuant to the Transaction Documents.

       3. Amendment No. 2 has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by Amendment No. 2, constitutes a legal, valid, and binding obligation of Borrower. The Transaction Documents to which each Subsidiary is a party have been duly executed and delivered by the Subsidiary and constitute legal, valid, and binding obligations of the Subsidiary. The Credit Agreement, as amended by Amendment No. 2, and the Transaction Documents to which any Subsidiary is a party, are enforceable against Borrower or the Subsidiary, as the case may be, in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity. Notwithstanding the foregoing, no opinion is expressed with respect to any provision that purports to consent to the jurisdiction of any court, waive objections to venue, or require payment or reimbursement of attorneys' fees, court costs, or other expenses of collection or enforcement.

       4. To our knowledge, there is no litigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or involve the Credit Agreement, any Transaction Document, or the transactions contemplated thereby.

       5. No approval, authorization, consent, adjudication, or order of any Governmental Authority, which has not been obtained by the Borrower or any Subsidiary, is required to be obtained by any of them in connection with the execution and delivery of the Transaction Documents.

       6. Each of the Subsidiary Security Agreements creates a valid security interest under Section 9-201 of the Uniform Commercial Code in favor of the Lenders, the Collateral Agent, the Administrative Agent, and the Co-Administrative Agent in all right, title, and interest, if any, of the Subsidiary in those items and types of personal property constituting the Collateral, as such term is defined in the Subsidiary Security Agreement, in which a security interest may be created under Article 9 of the Uniform Commercial Code and the federal trademark laws, rules, and regulations, as the case may be. We express no opinion with respect to (i) the perfection or priority of Liens on the Collateral; or (ii) the creation or attachment of Liens on any Collateral consisting of fixtures, within the meaning of Article 9 of the Uniform Commercial Code, or any Collateral located outside of the United States or consisting of any intellectual property subject to the laws of any jurisdiction other than the federal laws of the United States.

       We are members of the bar of the State of Ohio, and we express no opinion as to matters governed by any laws other than those of the State of Ohio, the federal laws of the United States, and the corporate laws of the State of Delaware. As to matters involving the laws of any other jurisdiction, we have assumed with your consent that the laws of that jurisdiction are the same as the laws of the State of Ohio in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law.

       The opinions that are expressed herein are as of the date hereof, are solely for your benefit, and may not be relied upon in any manner for any purpose by any person or entity other than the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders, and their participants, assignees, and other transferees. We disclaim any undertaking or obligation to advise you of any changes in the conclusions or other matters covered herein that hereafter may come to our attention.


Very truly yours,

                                   EXHIBIT 4.4

                      FORM OF SUBSIDIARY SECURITY AGREEMENT


                               SECURITY AGREEMENT

       This Security Agreement, dated as of    -   , is granted by    -
(the "Debtor") to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") for all financial institutions who are and may become Lenders as defined below and for the Administrative Agent and Co-Administrative Agent, as such terms are defined in Section 1.2 below, and to the Lenders, the Administrative Agent and the Co-Administrative Agent.

                           Statement of the Premises.

       TBC Corporation ("Borrower") is concurrently herewith entering into Amendment No 2 ("Credit Agreement Amendment 2") to the Amended and Restated Credit Agreement dated as of January 5, 2001 (as it may be amended from time to time, the "Amended Credit Agreement") with the Administrative Agent, the Co-Administrative Agent and the Lenders signatory to the Amended Credit Agreement. Such Lenders' execution of Credit Agreement Amendment 2 and their obligations to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower under the Amended Credit Agreement are conditioned on the Debtor's execution of this Security Agreement in favor of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, as the "Secured Party".

       The Borrower and The Prudential Insurance Company of America ("Prudential") are parties to a certain Amended and Restated Note Agreement dated as of January 31, 2001 (the "Restated Note Agreement" ) and the Amended and Restated Prudential Notes executed pursuant thereto (the "Restated Prudential Notes") The Borrower and Prudential are concurrently herewith entering into Amendment No. 1 to the Restated Note Agreement ("Prudential Amendment 1"). It is a condition to Prudential's execution of Prudential Amendment 1 and it is one of the conditions set forth in the Restated Note Agreement that the Debtor secure its obligations under the Debtor's Guarantee upon the terms and conditions set forth herein. (The Restated Note Agreement and the Restated Prudential Notes, as the same may be amended from time to time, are hereinafter collectively referred to as the "Prudential Documents".)

       Pursuant to a Guarantee of even date, (the "Debtor's Guarantee"), the Debtor guaranteed, to the extent set forth in the Debtor's Guarantee, Borrower's obligations to the Administrative Agent, the Co-Administrative Agent and the Lenders signatory to the Amended Credit Agreement and the Restated Prudential Notes.

                           Statement of Consideration.

       To induce the Lenders signatory to the Amended Credit Agreement to enter into Credit Agreement Amendment 2 and to make Loans and issue Letters of Credit under the Amended Credit Agreement, and to induce Prudential to execute Prudential Amendment 1, the Debtor is executing and delivering this Security Agreement to the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, as the "Secured Party".

                                    Agreement

       This Security Agreement shall be continuing and subsisting until canceled by the Collateral Agent on behalf of and with the written consent of the Lenders, in the Lenders' sole discretion.

       1.     Definitions.

              1.1 Incorporation by Reference. All terms defined in Schedule A annexed hereto are hereby incorporated by reference and all such terms and words so defined are used herein with the same meanings as are therein set forth. Except as otherwise defined in this Security Agreement, terms defined or incorporated in the Guarantee are used herein as so defined.

              1.2 Additional Definitions. The following terms shall have the following meanings for purposes of this Security Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Administrative Agent" means the Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.

       "Co-Administrative Agent" means the Co-Administrative Agent appointed as such pursuant to the Amended Credit Agreement, and each successor thereto or replacement therefor under the terms of the Amended Credit Agreement.

       "Collateral" means, collectively, all of the personal property of the Debtor described on Schedule A annexed hereto.

       "Corresponding", when used in conjunction with any defined term (the "referred term"), "Corresponding" refers to such specific Persons, items or documents to which such referred term pertains which are related or connected to another defined term in the context.

       "Debtor's Guarantee" shall have the meaning set forth in the Statement of Premises in this Security Agreement.

       "Event of Default" means any event, condition or act (including notice and lapse of time, if specified) which is defined or described as an Event of Default under either the Amended Credit Agreement or the Restated Note Agreement or as an event of default in any other Secured Loan Document.

       "Financing Statements" mean all UCC-1 Financing Statements to be filed in any public office to perfect the security interest granted under this Security Agreement.

       "Guarantee" means a "Guarantee" as defined in either the Amended Credit Agreement or the Restated Note Agreement, and includes the Debtor's Guarantee.

       "Intercreditor Agreement" has the meaning set forth in Section 11 of this Agreement.

       "Issuing Bank" has the meaning set forth in the Amended Credit Agreement.

       "Lenders" means the banks from time to time signatory to the Amended Credit Agreement (including the Issuing Bank and the Swingline Lender) and Prudential, and their respective transferees, successors and assigns.

       "Secured Loan Document" means any Loan Document (as defined in the Amended Credit Agreement), and the Prudential Documents.

       "Secured Obligations" means all debts, liabilities and obligations of the Debtor to any Secured Party pursuant to this Agreement or the Debtor's Guarantee, of every nature, whether now existing or hereafter incurred at any time or times, absolute or contingent, secured or unsecured, and any and all renewals or extensions thereof or of any portion thereof, including without limitation all principal, all interest, all prepayment premiums and breakage fees (if any), all fees, all late charges and all penalties and all expenses of collection or enforcement or attempted collection or enforcement thereof, including all reasonable fees and disbursements of any Secured Party's counsel in connection therewith, whether within or apart from any legal action or proceeding.

       "Secured Party" means the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, collectively, and means each of the Lenders, the Collateral Agent, the Co-Administrative Agent and the Administrative Agent, severally.

       "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect as of the date hereof.

       2.     Security Interest.

              2.1 The Debtor hereby grants to the Secured Party a security interest in all of the Collateral as security for the payment of all Secured Obligations; provided, however, that with respect to computer hardware and software that is licensed or leased, the security interest is granted only to the extent that it does not violate the agreement(s) pursuant to which such computer hardware and software is licensed or leased.

              2.2    [INTENTIONALLY LEFT BLANK]

              2.3 This Security Agreement is in addition to and without limitation of any right of any Secured Party under any of the Secured Loan Documents or any other security agreement, mortgage or Guarantee granted by the Debtor or any other Person to or for the benefit of any Secured Party.

       3.     Representation and Warranties.

              The Debtor represents and warrants to each Secured Party that:

              3.1 Except as listed on Schedule 3.1 attached hereto, the Debtor has granted no currently effective security interest in the Collateral to any Person other than to the Secured Party, and no financing statement in favor of any such other Person as a secured party covering any of the Collateral or any proceeds thereof is on file in any public office, and the Collateral is free and clear of any "Lien" (as such quoted term is defined in the Amended Credit Agreement), charge or encumbrance, except pursuant to and under this Security Agreement.

              3.2 The office location(s) of the Debtor set forth on Schedule 3.2 attached hereto are the true and correct locations of the Debtor's principal place of business and chief executive office as of the date hereof.

              3.3 The locations of all Fixtures, Equipment, Inventory and Goods of the Debtor set forth on Schedule 3.2 hereto is a true and complete listing of all of the locations of the Debtor's Fixtures, Equipment, Inventory and Goods, as of the date hereof.

              3.4 Except as noted on Schedule 3.2 hereto, the Debtor conducts no business, whether directly or indirectly or through any Subsidiary or division, under any name or trade name other than its name first recited above.

              3.5 Schedule 3.5 hereto is a true and complete description, as of the date hereof, of all of the Debtor's (a) Patent Rights, Trademark Rights and Copyrights; (b) Instruments, listing either individual items having a face amount of $1,000,000 or more, or if the face amount of all items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more;
(c) each Document representing assets with a book value of $250,000 or more; (d) each item of Investment Property with a book value or market value of $250,000 or more; and (e) Insurance.

              3.6 Schedule 3.6 hereto is a true and complete description of all motor vehicles, aircraft, ships and boats which are owned or leased by the Debtor and are subject to any certificate of title or title registration law, rule or regulation as of the date hereof.

              3.7 The Debtor is a [corporation] [limited liability company]
formed and existing under the laws of the State of      -       .

              3.8 The Debtor shall not change the state of its organization without notifying the Collateral Agent in writing prior to any change.

              3.9 Debtor's full legal name, organizational structure, state of registration, chief executive office and organizational identification number (if any) are accurately stated in this Agreement.

       4.     Covenants and Agreements of the Debtor.

              The Debtor covenants and agrees that:

              4.1 Any Secured Party may, by its employees, accountants, attorneys and other agents, examine and inspect the Collateral at any reasonable time and wherever located.

              4.2 The Debtor will deliver reports to the Collateral Agent describing any addition, deletion or modification as of the date of each such report to the representations and warranties made in Section 3.5 above that involves Patent Rights, Trademark Rights registered with the United States Patent and Trademark Office, Copyrights registered with the United States Patent and Trademark Office, Investment Property, Instruments, Documents or Insurance. At the request of the Collateral Agent or any Secured Party,(a) the Debtor shall cause the interest of the Collateral Agent, as agent for the Secured Parties, to be properly noted on each certificate of title or registration to any Equipment that is subject to any certificate of title or title registration law, rule or regulation, and deliver each such certificate of title or registration received by the Debtor to the Collateral Agent and (b) the Debtor will deliver reports to the Collateral Agent listing individual items of Chattel Paper, Electronic Chattel Paper and Supporting Obligations having a face amount of $1,000,000 or more, or if the face amount of all such items exceeds $10,000,000, listing individual items having a face amount of $250,000 or more.

              4.3 Subject to the limitations of this Security Agreement, the Debtor will from time to time upon demand furnish to the Collateral Agent such further information and will execute, acknowledge and deliver to the Collateral Agent such financing statements and assignments and other papers, pay any costs of searches and filing fees, and will do all such other acts and things as the Collateral Agent may reasonably request as being necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral as security for the Secured Obligations.

       Without limitation of the foregoing, on demand of any Secured Party or the Collateral Agent, from time to time, the Debtor (a) shall execute and deliver to the Collateral Agent each financing statement, notice of lien, instrument of assignment and other writing, and take such other action, as the Collateral Agent may deem necessary or desirable to evidence or perfect the security interest of each Secured Party in the Collateral; (b) shall immediately deliver all original items of, or execute or obtain such documents as the Collateral Agent may request in order to provide the Collateral Agent with "Control" over, all Chattel Paper, Instruments and Documents required to be described in Schedule 3.5 or reported on under Section 4.2, with each such endorsement, instrument of assignment and other writing as the Collateral Agent may request; (c) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Investment Property owned by the Debtor, within the meanings of the UCC; (d) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Deposit Accounts owned by the Debtor; (e) during the existence of a Default, shall execute such documents as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Letter of Credit Rights owned by the Debtor; (f) shall execute such document as the Collateral Agent may request in order to provide the Collateral Agent with "control" over all Electronic Chattel Paper required to be described in Schedule
3.5 or reported on under Section 4.2 and owned by the Debtor; (g) during the existence of a Default, where Collateral is in the possession of a third party, the Debtor will notify the third party of the Secured Party's interest and obtain an acknowledgment from the third party that the third party is holding the Collateral for the benefit of the Secured Party, pursuant to the requirements of the UCC; (h) during the existence of a Default, place a legend on any Chattel Paper created by the Debtor acceptable to the Collateral Agent indicating that the Secured Party has a security interest in the Chattel Paper, pursuant to the terms of the UCC; and (i) the Debtor will execute and deliver to the Collateral Agent any document required to acknowledge, register or perfect the security interest hereby granted in any of the Patent Rights, Technical Information, Trademark Rights or Copyrights required to be described in Schedule
3.5 or reported on under Section 4.2 and, during the existence of a Default, in any of the Collateral under the Federal Assignment of Claims Act.

       Without limitation to the foregoing, the Debtor also hereby grants to the Collateral Agent the authority, to file Financing Statements against the Debtor covering the Collateral covered by this Agreement or property that becomes Collateral.

              4.4 The Debtor will defend the Collateral against all claims and demands of all other Persons at any time claiming the same or an interest therein; provided, however, that the Debtor shall be permitted, as long as the Debtor does not violate the Amended Credit Agreement or the Prudential Documents, as the case may be, to sell, dispose of, compromise, settle, renegotiate, collect, amend and otherwise deal in the Collateral. Except to the extent permitted in the Amended Credit Agreement, the Debtor shall not grant any Lien with respect to any Collateral to any Person other than the Secured Party.

              4.5 If any action or proceeding shall be commenced, other than any action to collect the Secured Obligations, to which action or proceeding any Secured Party is made a party and in which it becomes necessary to defend or uphold such Secured Party's security interests hereunder, all costs incurred by such Secured Party for the expenses of such litigation (including reasonable fees and expenses of such Secured Party's external legal counsel and costs allocated by and expenses of its internal legal department) shall be deemed part of the Secured Obligations secured hereby, which the Debtor agrees to pay or cause to be paid.

              4.6 All Records of the Collateral will be located at the Debtor's principal place of business and chief executive office. The Debtor shall not change its full legal name, organizational structure, state of registration, organizational identification number or the location of any Records or of its principal place of business and chief executive office unless the Debtor gives the Collateral Agent not less than 30 days prior written notice and the Debtor executes such documents and takes such other actions related thereto as the Collateral Agent may request.

              4.7 The Debtor will have and maintain Insurance at its expense at all times in such amounts, in such form, containing such terms and written by such companies as may be reasonably satisfactory to Collateral Agent (and as more particularly set forth in the Amended Credit Agreement and the Restated Note Agreement). All policies of Insurance shall be payable to the Collateral Agent and the Debtor, as their interests may appear, shall name the Collateral Agent as a co-insured, and shall provide for thirty (30) days' written notice of cancellation or modification to the Collateral Agent. So long as any Event of Default exists, the Collateral Agent is authorized by the Debtor to act as its attorney in collecting, adjusting, settling or canceling such Insurance and endorsing any drafts drawn by insurers. The Collateral Agent may apply any proceeds of Insurance received by it to the Secured Obligations, whether due or not; provided, however, that the Collateral Agent will hold such proceeds as a special deposit for use by the Debtor to repair, restore or replace the assets which gave rise to such proceeds, or to acquire replacement tangible assets to be used in the Debtor's business, within one year after the event giving rise to such proceeds, so long as (i) the Debtor is taking steps to repair, restore or replace such Collateral, or to acquire such tangible assets, with due diligence and in good faith and (ii) no Event of Default shall have occurred. The Debtor will immediately notify the Collateral Agent of any damage to or loss of Collateral in excess of $5,000,000. Not later than ten (10) days prior to the expiration date of each policy of Insurance then in effect, the Debtor shall deliver to the Collateral Agent a certificate of Insurance certifying as to (i) the extension of such policy or the issuance of a renewal policy therefor, describing the same in reasonable detail satisfactory to the Collateral Agent and (ii) the payment in full of the portion of the premium therefor then due and payable (or accompanied by other proof of such payment satisfactory to the Collateral

Agent). The Debtor shall be required forthwith to notify the Collateral Agent (by telephone, confirmed in writing) if the Debtor shall determine at any time not to, or at any time be unable to, extend or renew any such policy then in effect. Notwithstanding the foregoing, the Debtor, pursuant to the UCC, shall bear the risk of loss of Collateral.

              4.8 The Debtor will use the Collateral for business purposes and not in violation of any law, regulation, order, writ, injunction or decree.

              4.9 The Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon its use or sale ("Taxes").

              4.10 The Debtor will at all times keep accurate and complete records of the Accounts, Deposit Accounts, Instruments, Investment Property, Chattel Paper, Documents, General Intangibles and other Collateral and will deliver such reconciliation reports and other financial information to the Collateral Agent as the Collateral Agent or any other Secured Party may at any time reasonably request. The Collateral Agent or any other Secured Party, or any of their agents, shall have the right to call at the Debtor's place or places of business at reasonable intervals and upon reasonable notice to inspect, audit, make test verifications and otherwise examine and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to any of the Collateral.

              4.11 Upon the occurrence of an Event of Default, the Debtor agrees to stamp all books and records pertaining to Accounts, Instruments, Chattel Paper, Electronic Chattel Paper, Supporting Obligations, Documents, Investment Property and General Intangibles to evidence the Secured Party's security interest therein in form satisfactory to the Collateral Agent immediately upon the Collateral Agent's written demand.

              4.12 At its option, during the existence of any Event of Default, the Collateral Agent may discharge taxes, Liens or other encumbrances at any time levied against or placed on the Collateral which have not been stayed as to execution and contested with due diligence in appropriate legal proceedings, and the Collateral Agent may pay for Insurance on the Collateral and may pay for maintenance and preservation of the Collateral and in connection therewith, the Debtor will, upon demand, remit to the Collateral Agent forthwith:

                     4.12.1 The amount of any such Taxes, assessments, Insurance or other expenses which the Collateral Agent shall have been required or shall have elected to pay; and

                     4.12.2 The amount of any and all out-of-pocket expenses which the Collateral Agent may incur in connection with the exercise by the Collateral Agent of any of the powers conferred upon it hereunder; and

                     4.12.3 Interest on any amounts described under Subsections
4.12.1 and 4.12.2 of this Section 4.12 from the date of such expenditure to the date of repayment in full to the Collateral Agent at a rate per annum which shall automatically increase and decrease so that at all times such rate shall remain 2% higher than the Prime Rate.

              4.13 The Debtor will notify the Collateral Agent in writing at least thirty (30) days prior to conducting business under any name or trade name other than as warranted under Section 3.4 above.

              4.14 During the existence of any Event of Default, the Collateral Agent shall have the right to notify the account debtors obligated on any or all of the Debtor's Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles to make payment thereof directly to the Collateral Agent, and the Collateral Agent may take control of all proceeds of any thereof. The form of such notice to the account debtors shall be in the form of Schedule 4.14 annexed hereto.

              4.15 At the Collateral Agent's request the Debtor will obtain the consent of any Person, governmental instrumentality or agency, or public body or official to the assignment hereunder of any Account, Instrument, Document, Chattel Paper, Electronic Chattel Paper, Supporting Obligations or General Intangible having a face value of $250,000 or more if such consent may be required by the terms of any contract or statute and if the such consent is reasonably necessary to support the security interest hereunder and if the Collateral Agent so requests in its discretion reasonably exercised.

              4.16 Upon request of the Collateral Agent after an Event of Default, with respect to real property where Collateral may be located or real property to which any Collateral may be affixed, including but not limited to locations described in Schedule 3.2 hereto, the Debtor shall use reasonable efforts to provide the Collateral Agent a document, in form and substance satisfactory to the Collateral Agent, executed by each person having an interest in such real property, either as lessor, lessee, owner or mortgagee thereof, to which any Collateral is affixed or in which any Collateral is located (a) disclaiming any interest by such owner, lessor, lessee or mortgagee in any such Collateral and (b) containing the agreement of such owner, lessor, lessee or mortgagee permitting the Collateral Agent to enter such real property and take possession of and remove from such real property any Collateral affixed thereto or located therein and retaining possession of such real property for the purpose of selling, leasing or otherwise disposing of such Collateral without by doing so incurring any liability to such owner, lessor, lessee or mortgagee other than liability that would be incurred by the Debtor pursuant to any lease or mortgage between the Debtor and such owner, lessor, lessee or mortgagee.

       5.     Events of Default.

              5.1 Upon the occurrence of an Event of Default, the Collateral Agent shall have, and shall exercise at the direction of the Majority Lenders, as such term is defined in the Intercreditor Agreement of even date among the Lenders (the "Intercreditor

Agreement"), all of the rights, powers and remedies set forth in the Secured Loan Documents, together with the rights and remedies of a secured party under the UCC, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral, and for that purpose (a) the Collateral Agent may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the Debtor will not resist or interfere with such action, and (b) the Collateral Agent may require the Debtor to assemble the Collateral and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties. The Debtor hereby agrees that the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will send the Debtor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to the Debtor at least five days before the time of the sale or disposition.

              5.2 Upon demand by the Collateral Agent, given at the direction of the Majority Lenders, after an Event of Default, the Debtor will immediately deliver to the Collateral Agent all proceeds of Collateral, and all original evidences of Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations, Deposit Accounts and General Intangibles, including, without limitation, all checks, drafts, cash and other remittances, notes, trade acceptances or other instruments or contracts for the payment of money, appropriately endorsed to the Collateral Agent's order and, regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto; and the Debtor hereby appoints the Collateral Agent as the Debtor's agent and attorney-in-fact to make such endorsement on behalf of and in the name of the Debtor. Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any of the Debtor's funds or property, but will hold them separate and apart therefrom and upon an express trust for the Collateral Agent until delivery thereof is made to the Collateral Agent.

              5.3 The costs of collection and enforcement of Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Debtor, whether the same are incurred by the Collateral Agent or the Debtor. The Debtor will not, after the occurrence of an Event of Default, except with the Collateral Agent's express written consent, extend, compromise, compound or settle any Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations and General Intangibles, or release, wholly or partly, any Person liable for payment thereof, or allow any credit or discount thereon which is not customarily allowed by the Debtor in the ordinary conduct of its business.

              5.4 Effective immediately upon the occurrence of an Event of Default, the Debtor hereby appoints the Collateral Agent to be the Debtor's true and lawful attorney, with full power of substitution, in the Collateral Agent's name or the Debtor's name or otherwise, for the Collateral Agent's sole use and benefit, but at the Debtor's cost and expense, to exercise at any time, at the direction of the Majority Lenders, all or any of the following powers with respect to all or any of the Deposit Accounts, Accounts, Chattel Paper, Instruments, Documents, Investment Property, Electronic Chattel Paper, Supporting Obligations or General Intangibles:

                     5.4.1 to demand, sue for, enforce, collect, settle, compromise, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof and any Liens securing any such Collateral;

                     5.4.2 to receive, take, endorse, assign and deliver any and all checks, notes, drafts and other negotiable and non-negotiable instruments taken or received by the Collateral Agent in connection therewith, and the Debtor waives notice of presentment, protest and non-payment of any instrument so endorsed or assigned;

                     5.4.3 to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                     5.4.4 to extend the time of payment of any or all thereof, to make any allowances and other adjustments with reference thereto;

                     5.4.5 to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relevant goods, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

                     5.4.6 to make any reasonable allowances and other reasonable adjustments with reference thereto;

                     5.4.7 to sign the Debtor's name on any Document, on invoices relating to any Account, on drafts against customers, on schedules of assignments of Accounts, on notices of assignment, financing statements under the UCC and other public records, on verifications of Accounts, and on notices to customers;

                     5.4.8 to file or record in any public office notices of assignment or any other public notice required to effect this Security Agreement;

                     5.4.9 to receive and open all mail addressed to the Debtor, and to retain, use and dispose of all such mail as may relate to the Collateral;

                     5.4.10 to discharge Taxes, liens or other encumbrances at any time levied against or placed thereon;

                     5.4.11 to send requests for verification of Accounts, Chattel Paper, General Intangibles and Instruments to those liable thereon;

                     5.4.12 to send one or more notices of exclusive control to any Person with whom a control agreement has been signed with respect to any part of the Collateral;

                     5.4.13 to vote in person or by proxy any voting right in connection with any Investment Property, to exercise or fail to exercise any conversion or similar rights regarding such Collateral, and to transfer into the Collateral Agent's name, or that of its nominee, any or all of such Investment Property;

                     5.4.14 to receive and collect and to apply to the Secured Obligations, any interest, dividends or other income with respect to the Collateral;

                     5.4.15 to do all other things the Collateral Agent deems reasonably necessary or desirable to carry out the purposes of this Agreement.

              The Debtor hereby ratifies and approves all acts of the attorney pursuant to this Section 5.4, and neither the Collateral Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than acts, errors or mistakes due to willful malfeasance or gross negligence by the Collateral Agent or the attorney; provided further, however, that Debtor does not waive any rights under the UCC against any Secured Party for any action taken hereunder which is other than commercially reasonable. This power, being coupled with an interest, is irrevocable so long as any of the Secured Obligations remain outstanding.

              5.5 After deducting all expenses incurred by the Collateral Agent in protecting or enforcing the rights of the Secured Parties in the Collateral, the remainder of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal, interest, fees, expenses or other charges comprising the Secured Obligations in such order as the Collateral Agent may determine, and all surplus shall be returned to the Debtor and the Debtor shall remain liable for any deficiency. The Collateral Agent shall apply the proceeds of collection or sale of the Collateral, if any, at least once during each calendar month, and until so applied, shall retain such proceeds in a separate Collateral account, as Collateral for the Secured Obligations. The Collateral Agent alone shall have the power of withdrawal from such Collateral account.

              5.6 The Collateral Agent may exercise its rights with respect to Collateral without resorting to or regard to any Guarantee or other collateral or source of reimbursement for the Secured Obligations.

              5.7 The exercise by the Collateral Agent of or failure to so exercise any authority granted under this Security Agreement shall in no manner affect the liability of the Debtor to any Secured Party, provided that the Collateral Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under any of the Collateral.

              5.8 The rights and remedies provided to the Collateral Agent in this Security Agreement may be exercised by the Collateral Agent only, as agent for the Secured Parties, and no other Secured Party shall exercise any of such rights, or shall attempt to enforce its rights under this Security Agreement, independent of the Collateral Agent, unless acting for and on behalf of the Collateral Agent and at the specific direction of the Collateral Agent.

       6.     Waivers.

              6.1 The Debtor waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement or the Secured Loan Documents and which are permitted by law to be waived, and which would, if not waived, impair the Collateral Agent's enforcement of this Security Agreement or release any Collateral from the security interest of the Secured Party under this Security Agreement. By way of example, but not in limitation of the Collateral Agent's rights under this Security Agreement, the Collateral Agent does not have to give the Debtor notice of any of the following unless otherwise specifically required by this or another agreement or by applicable law:

                     6.1.1  notice of acceptance of this Security Agreement;

                     6.1.2 notice of advances made, credit extended, or Collateral received or delivered;

                     6.1.3 any action which the Collateral Agent does or does not take regarding the Debtor, any guarantor or any other Person, or any other collateral securing the Secured Obligations;

                     6.1.4 enforcement of this Security Agreement against the Collateral; or

                     6.1.5 any other action taken in reliance on this Security Agreement.

              6.2 With respect both to Secured Obligations and Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such time or times as the Collateral Agent may deem advisable.

              6.3 The Collateral Agent shall have no duty as to the collection or protection of Collateral not in the Collateral Agent's possession or control, and the

Collateral Agent's duty with reference to Collateral in its possession or control shall be to use reasonable care in the custody and preservation of such Collateral, but such duty shall not require the Collateral Agent to do any of the following (although during the existence of an Event of Default, the Collateral Agent is authorized to reasonably undertake any such action if the Collateral Agent deems such action appropriate):

                     6.3.1 protect any of the Collateral against the claims of others;

                     6.3.2  collect any sums due on the Collateral;

                     6.3.3  exercise any rights under the Collateral;

                     6.3.4 notify the Debtor of any maturities, calls, conversions, or other similar matters concerning the Collateral;

                     6.3.5  act upon any request the Debtor may make; or

                     6.3.6 preserve or protect the Debtor's rights in the Collateral.

       7.     ACTIONS AND PROCEEDINGS.

       IN THE EVENT OF ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS SECURITY AGREEMENT, THE DEBTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY AND RIGHTS OF SETOFF (BUT DOES NOT WAIVE ANY DEFENSES OR COUNTERCLAIMS). THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK, SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK, NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

       8.     Address for Notices and Service of Process.

              All notices, requests and demands to or upon the Collateral Agent, any other Secured Party or the Debtor shall be effective if made in writing and shall be deemed to be delivered (A) upon receipt if delivered by hand or by Federal Express or other national overnight courier, or (B) when sent and answer back received, in the case of notice by telex or telecopier (fax), or (C) when received, if sent by certified or registered mail, postage prepaid, to the following address or to such other address of the Collateral Agent, on behalf of the other Secured Parties, or the Debtor as may be hereafter notified by the Collateral Agent or the Debtor to the other:

if to the Debtor:

       TBC Corporation
       4770 Hickory Hill Road
       Memphis, Tennessee 38141
       Attention: Chief Financial Officer

if to any of the Lenders, the Collateral Agent, the Co-Administrative Agent or the Administrative Agent:

       The Chase Manhattan Bank
       One Chase Square, 9th Floor
       Rochester, New York 14604
       Attention: Bruce Yoder

       9.     Costs of Collection and Legal Fees.

              The Debtor shall be liable to the Collateral Agent and each other Secured Party and shall pay to the Collateral Agent immediately on demand as part of its liability under this Security Agreement all reasonable costs and expenses of the Collateral Agent or any other Secured Party, including all reasonable fees and disbursements of the Collateral Agent's or any other Secured Party's legal counsel incurred in the collection or enforcement or attempted collection or attempted enforcement of the Secured Party's rights under this Security Agreement, whether within or apart from any legal action or proceeding.

       10.    No Waiver of Remedies.

              No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       11.    Collateral Agent.

       The appointment of the Collateral Agent as agent to act on behalf of the Lenders as contemplated in this Security Agreement, and the authority and responsibilities of the Collateral Agent related thereto, are set forth in and controlled by an Intercreditor Agreement of even date among the Secured Parties (as it may be amended from time to time, the "Intercreditor Agreement").

       12.    New York Law.

              This Security Agreement and the rights and obligations of the Debtor and the Secured Party hereunder shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

       13.    Entire Agreement; Modifications.

              This Security Agreement contains the entire agreement between each Secured Party and the Debtor with respect to all subject matters contained herein. This Security Agreement cannot be amended, modified or changed in any way except by a written instrument executed by the Collateral Agent, acting on behalf of each Secured Party as authorized in Section 4 of the Intercreditor Agreement, and the Debtor.

       14.    Successors and Assigns.

              The covenants, representations, warranties and agreements herein set forth shall be binding upon the Debtor, its legal representatives, successors and assigns and shall inure to the benefit of each Secured Party, its successors and assigns. Any successor or assign of any Secured Party shall forthwith become vested with and entitled to exercise all the powers and rights given by this Security Agreement to any Secured Party, as if such successor or assign were originally named as a Secured Party herein.

       15.    Counterparts.

              This Security Agreement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

       16.    Severability.

              The unenforceability or invalidity of any provision or provisions of this Security Agreement or any of the other Secured Loan Documents shall not render any other provision or provisions herein or therein contained unenforceable or invalid.

       IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed by its duly authorized officer or representative as of the date and year first above written.

                                          -

                                          By:
                                               ----------------------------
                                          Name:

                                   Title:

                                   Accepted this   -   day
                                   of    -

                                   First Tennessee Bank National Association,
                                   Individually, as Issuing Bank, as Swingline
                                   Lender and as Administrative Agent


                                   By:
                                       -----------------------------
                                   Name:

                                   Title:

                                   The Chase Manhattan Bank, Individually, as Co Administrative Agent and as Collateral Agent

                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                                   First Union National Bank

                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                                   Sun Trust Bank

                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                                          Regions Bank

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:


                                          Fleet Capital Corporation

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:


                                          Allfirst Bank

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:


                                          Fifth Third Bank

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:


                                          Firstar Bank NA

                                          By:
                                              -----------------------------
                                          Name:
                                          Title:

                                   Union Planters Bank, NA


                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                                   National City Bank

                                   By:
                                       -----------------------------
                                   Name:
                                   Title:

                                   The Prudential Insurance Company of America

                                   By:
                                       -----------------------------
                                   Name:
                                   Title: Vice President

                                   SCHEDULE A
                                       to
                Security Agreement and UCC-1 Financing Statements
                                   granted by
                               -  (the "Debtor")
                                   in favor of
                 The Chase Manhattan Bank, as "Collateral Agent"
         for all lenders that are now or may hereafter become "Lenders"
          and for the Administrative Agent and Co-Administrative Agent,
                    all as defined in the Security Agreement,
            and the Administrative Agent, the Co-Administrative Agent
                         and all such Lenders, including
                 those described in Schedule A1 attached hereto
                      (collectively as the "Secured Party")

          The following shall constitute collateral (the "Collateral")

Item 5 Continued:


1. Equipment. All equipment (as defined in Article Nine of the UCC), whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing whether now owned or hereafter acquired, wherever located, and including fixtures, together with any and all substitutions, parts, fittings, additions, attachments, accessories, special tools, accessions or replacements, and together with all computer programming and licenses necessary or desirable to operate the same, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Equipment").

2. Inventory. All inventory (as defined in Article Nine of the UCC), now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing now owned or hereafter acquired, wherever located, and any product or mass into which any inventory shall be manufactured, processed or assembled (but only the extent the same belongs to the Debtor) or commingled, and all proceeds and General Intangibles arising from any of the foregoing, including software embedded in goods (collectively, the "Inventory").

3. Accounts. All accounts (as defined in Article Nine of the UCC), now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including health care insurance receivables, license fees, credit card receivables (collectively, the "Accounts").

4.      Chattel Paper. All chattel paper (as defined in Article Nine of the
        UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including tangible and intangible Chattel Paper (collectively, the "Chattel Paper").

5. Instruments. All instruments (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom, including promissory notes (collectively, the "Instruments").

6. General Intangibles. All General Intangibles (as defined in Article Nine of the UCC) now owned or hereafter acquired, and the proceeds thereof including payment intangibles now owned or hereafter acquired, and the proceeds thereof (collectively, the "General Intangibles").

7. Documents. All documents of title (as defined in Article Nine of the UCC) covering any Inventory wherever located, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (collectively, the "Documents").

8. Investment Property. All investment property (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (collectively, the "Investment Property:).

9. Fixtures. All fixtures (as defined in Article Nine of the UCC), now owned or hereafter acquired, and all proceeds thereof (collectively, the "Fixtures").

10. Deposit Accounts. All Deposit Accounts (as defined in Article Nine of the UCC) now existing or hereafter acquired, and all proceeds and General Intangibles arising therefrom ("Deposit Accounts").

11. Letter of Credit Rights. All Letter of Credit Rights (as defined in Article Nine of the UCC) now existing or hereafter acquired and all proceeds and General Intangibles arising therefrom ("Letter of Credit Rights").

12. Supporting Obligations. All Supporting Obligations (as defined in Article Nine of the UCC) including all (i) obligations, such as guarantees and letters of credit, that support payment or performance of Collateral such as Accounts, Chattel Paper, and payment intangibles and (ii) any property (including real property) that secures a right to payment or performance that is subject to a security interest under Article Nine of the UCC and all proceeds and General Intangibles arising therefrom ("Supporting Obligations").

13. Goods. All Goods (as defined in Article Nine of the UCC) including but not limited to a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, whether now existing or hereafter ("Goods").

14. Electronic Chattel Paper. All Electronic Chattel Paper (as defined in Article Nine of the UCC) now existing or hereinafter acquired and all proceeds and General Intangibles arising therefrom ("Electronic Chattel Paper").

15. Proceeds. To the extent not listed above as original collateral all proceeds and products of the foregoing (as defined in Article Nine of the UCC) ("Proceeds").


IN FURTHERANCE OF THE FOREGOING TYPES OF PROPERTY, AND WITHOUT LIMITATION
THEREOF:

        a. Insurance. All insurance covering the Equipment, Inventory and all of the Debtor's other tangible personal property against risks of fire, flood, theft, loss or any other physical damage and against any risk of any damage or loss whatsoever, now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Insurance").

        b. Records. All of the Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, including records in any form (digital or other) and recorded in or through any medium (magnetic, lasergraphic or other) and all machinery and processes (including computer programming instructions) required to read and print such records, now or hereafter existing relating to all types of personal property described in this Schedule (the "Records").

        c. Rights as Seller of Goods. All of the Debtor's rights as seller of goods under Article 2 of the UCC or otherwise with respect to Inventory, and all goods represented by or securing any of the Accounts, all of the Debtor's rights therein, including without limitation, rights as an unpaid vendor or lienor and including rights of stoppage in transit, replevin and reclamation, and all proceeds and general intangibles arising from any of the foregoing.

        d. Patent Rights. All patent rights throughout the world, including all letters patents, patent applications, patent licenses, patentable inventions, modifications and improvements thereof, all rights to any and all letters patent and applications for letters patent, all divisions, renewals, reissues, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing, all shop rights, all proceeds of, and rights associated with any of the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any of the foregoing and for breach or enforcement of any of the foregoing, and all rights corresponding to each of the foregoing throughout the world, whether now owned or existing or hereafter acquired, and all proceeds and General Intangibles arising from any of the foregoing (the "Patent Rights").

        e. Technical Information. All information concerning the subject matter of the Patent Rights, and all other confidential or proprietary or useful information and all know-how and common law or statutory trade secrets obtained by or used in or contemplated at any time for use in the business of the Debtor, and all other research and development work by the Debtor whether or not the same is a patentable invention, including without limitation all design and engineering data, shop rights, instructions, procedures, standards, specifications, plans, drawings and designs, whether now owned or existing or hereafter acquired or arising, and all proceeds and General Intangibles arising from any of the foregoing (the "Technical Information").

        f. Trademark Rights. All trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (each of the foregoing items being called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, all Trademark licenses, all reissues, extensions or renewals of any of the foregoing items all of the goodwill of the business connected with the use of, and symbolized by the foregoing items all proceeds of, and rights associated with, the foregoing, including any claim by the Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license, and all proceeds and General Intangibles arising from any of the foregoing (the "Trademark Rights").

        g. Copyrights. All copyrights and all semiconductor chip product mask works of the Debtor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of the Debtor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit, and all proceeds and General Intangibles arising from any of the foregoing (the "Copyrights").

        h. Computer Hardware and Software. To the extent not included in Goods as described above, (A) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, whether now owned, licensed or leased or hereafter acquired by the Debtor; (B) all software programs, including source code and object code and all related applications and data files, whether now owned, licensed or leased or hereafter acquired by the Debtor, designed for use on the computers and electronic data processing hardware described in clause
        (A) above; (C) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Debtor; (D) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (A), (B) and (C), whether now owned, licensed or leased or hereafter acquired by the Debtor; and (E) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing, and all proceeds and General Intangibles arising from any of the foregoing (the "Computer Hardware and Software").

As used in this Schedule A, "UCC" means the Uniform Commercial Code of the State of New York, as amended and in effect from time to time.

                                   SCHEDULE A1


       The following constitute Lenders:

1. First Tennessee Bank National Association, Individually and as Administrative Agent.

2. The Chase Manhattan Bank, Individually, as Co-Administrative Agent and as Collateral Agent

3.     First Union National Bank

4.     Sun Trust Bank

5.     Regions Bank

6.     Fleet Capital Corporation

7.     Allfirst Bank

8.     Fifth Third Bank

9.     Firstar Bank NA

10.    Union Planters Bank, NA

11.    National City Bank

12.    The Prudential Insurance Company of America

and such other institutions as may hereafter become Lenders, Administrative Agent, Co-Administrative Agent or Collateral Agent pursuant to the Security Agreement.

                                  SCHEDULE 3.1
                                       to
                               Security Agreement
                                   granted by
                               -   (the "Debtor")
                                   in favor of
              The Chase Manhattan Bank, as "Collateral Agent", the
                Administrative Agent, the Co-Administrative Agent
                       and the "Lenders" dated as of   -
                      (collectively as the "Secured Party")



Other Liens against the Collateral:

                                  SCHEDULE 3.2
                                       to
                               Security Agreement
                                   granted by
                               -   (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                        and the "Lenders" dated as of  -
                      (collectively as the "Secured Party")


The Debtor's exact legal name:
                               ----------------------------------

All names, if any, other than the name set forth above, under which the Debtor conducts business (if none, insert "None"):

Principal place of business of the Debtor:


          --------------------------------

          --------------------------------


Chief executive office of the Debtor:


          --------------------------------

          --------------------------------


All locations of Fixtures, Equipment, Inventory and Goods of the Debtor:



All prior names of the Debtor, if any (if none, insert "None"):

                                  SCHEDULE 3.5
                                       to
                               Security Agreement
                                   granted by
                               -  (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                        and the "Lenders" dated as of  -
                      (collectively as the "Secured Party")


List of all of the following types of Collateral owned by the Debtor:

1. Patent Rights, Trademark Rights and Copyrights with all pertinent registration information:

2.     Instruments:

3.     Documents:

4.     Investment Property:

5.     Insurance:

                                  SCHEDULE 3.6
                                       to
                               Security Agreement
                                   granted by
                               -  (the "Debtor")
                                   in favor of
                The Chase Manhattan Bank, as "Collateral Agent",
              the Administrative Agent, the Co-Administrative Agent
                        and the "Lenders" dated as of  -
                      (collectively as the "Secured Party")


List of all of the following types of Collateral owned by the Debtor and subject to any certificate of title or title registration law, rule or regulation:

1.     Motor vehicles:



2.     Aircraft:



3.     Ships and boats:

                                  Schedule 4.14

                    NOTICE TO ACCOUNT DEBTOR TO MAKE PAYMENT
                          TO THE CHASE MANHATTAN BANK,
                               AS COLLATERAL AGENT

                    (Letterhead of The Chase Manhattan Bank)

                                     (Date)

Registered Mail; Return Receipt Requested or by Overnight Courier, Signature Required

Name and Address
of Account Debtor

                         Re: Payment of All Moneys Due to  -  (the "Debtor")

Greetings:

       Please take notice that all accounts receivable and other rights to payment of the above-captioned Debtor have been assigned to The Chase Manhattan Bank, as Collateral Agent ("Chase") and that pursuant to the terms of agreements between the Debtor and Collateral Agent all monies now or hereafter becoming due and owing by you to the Debtor must be paid to Collateral Agent at the following address:

                          -------------------------------

                          -------------------------------

                          -------------------------------

                          -------------------------------

       Please take notice that payment to the Debtor of any such monies after the date of receipt of this notice may result in liability to Collateral Agent for the amount of such payment.

       Enclosed is a certified true copy of an authorization executed by the Debtor.

       If you have any questions about this matter, please call _______________ at __________________.

       Thank you for your cooperation in this matter.

                                                Very truly yours,

                                   EXHIBIT 4.5

                          FORM OF SUBSIDIARY GUARANTEE


                                 GUARANTEE OF  -

       THIS GUARANTEE AGREEMENT, dated as of  -  (this "Guarantee"), is made by
 - , a - [corporation] [limited liability company] (the "Guarantor"), of the obligations of TBC Corporation, a Delaware corporation (the "Borrower"), under the credit facilities described below.

                                    RECITALS

       R1. The Borrower, First Tennessee Bank National Association (the "Administrative Agent"), and the banks from time to time parties to the Credit Agreement as amended from time to time (singly, a "Bank" and collectively, the "Banks") have entered into a certain Credit Agreement, dated as of January 21, 2000 (the "Original Credit Agreement"). (As amended, the Original Credit Agreement is herein referred to as the "Credit Agreement").

       R2. The Borrower and The Prudential Insurance Company of America ("Prudential") are parties to a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1996, and to Amendments No. 1 through 4 thereto (as so amended, the "Original Note Agreement"). Pursuant to the Original Note Agreement, the Borrower issued $60,000,000 in principal amount of notes to Prudential (the "Prudential Notes") and the outstanding principal amount of the Prudential Notes is approximately $47,500,000 on the date hereof.

       R3. The Borrower, certain Banks party to the Credit Agreement and certain additional Banks (including Banks acting as the Swingline Lender, the Issuing Bank and the Federal Funds Lenders), the Administrative Agent and The Chase Manhattan Bank, as Co-Administrative Agent (the "Co-Administrative Agent"), have entered into a certain Amended and Restated Credit Agreement dated as of January 5, 2001 (the "Amended Credit Agreement"), pursuant to which the Credit Agreement was amended and restated (the "Amended Facility"). (All Banks party to the Amended Credit Agreement, including those acting as Swingline Lender, Issuing Bank and Federal Funds Lenders, are referred to herein as "Banks".) The capitalized terms not otherwise defined herein have the meanings specified in the Amended Credit Agreement. Pursuant to the Amended Credit Agreement, the Borrower may, subject to the terms of the Amended Credit Agreement and the other Loan Documents, request that the Banks make Loans to, or issue Letters of Credit for the account of, the Borrower.

       R4. The Guarantor depends, and expects to depend in the future, on the Borrower to provide the Guarantor with equity capital, short term working capital demand loans and/or other Intercompany Loans, without which the Guarantor would be unable to operate and to pay its obligations as they become due. The Guarantor would be unable to repay such Intercompany Loans if immediate payment thereof were demanded by the Borrower. It is a condition to (i) the Banks' obligations to make Loans to, or issue Letters of Credit for the account of, the Borrower under the Amended Facility, (ii) the Borrower's continued forbearance with respect to Intercompany Loans made to the Guarantor that may be outstanding from time to time and (iii) the making of additional Intercompany Loans by the Borrower to the Guarantor, that the Guarantor guarantee repayment of the Facility Obligations upon the terms and conditions set forth herein.

       R5. The Borrower and Prudential have executed an Amended and Restated Note Agreement dated as of January 31, 2001 (the "Restated Note Agreement") which amended and restated the Original Note Agreement and the Prudential Notes (the "Restated Prudential Notes") One of the conditions set forth in the Restated Note Agreement is that the Guarantor guarantee repayment of the Restated Prudential Notes upon the terms and conditions set forth herein. (The Restated Note Agreement and the Restated Prudential Notes are hereinafter collectively referred to as the "Prudential Documents".)

       R6. The Borrower requires financing of the kind provided to it by the Amended Facility, in part, in order for the Borrower to provide the above-described Intercompany Loan support to the Guarantor.

       R7. The Board of Directors [MEMBERS] of the Guarantor has determined that
(i) the execution, delivery and performance of this Guarantee is necessary and convenient to the conduct, promotion and attainment of the Guarantor's business,
(ii) that the laws of the State of Tennessee are most appropriate to govern the provisions of this Guarantee given the degree to which the Guarantor is dependent upon the Borrower for equity and/or working capital and other financing through the Intercompany Loans, the existence of several other guarantors of the Borrower's obligations, pursuant to guarantee agreements similarly governed by the laws of Tennessee, and the location of the Borrower's chief executive office and principal operations in Tennessee, and (iii) the Guarantor may reasonably be expected to benefit, directly and indirectly, from the existence of the Amended Credit Agreement and Loans and Letters of Credit made available thereunder to the Borrower and from Prudential's agreement to the Restated Note Agreement and Prudential's permitting the Restated Prudential Notes to remain outstanding and payable in accordance with their terms.

       [R8. The Guarantor executed and delivered a Guarantee dated [as of January 21, 2000 of the obligations of the Borrower under the Original Credit Agreement and the Prudential Notes and, in connection with Amendment No. 1 to the Original Credit Agreement, by a letter dated June 2, 2000 reaffirmed its liability pursuant to such guarantee] [AS OF JUNE 1, 2000 OF THE OBLIGATIONS OF THE BORROWER UNDER THE ORIGINAL CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1 THERETO AND THE PRUDENTIAL NOTES] (the "Original Guarantee"). The Guarantor intends that its liability shall be as amended and restated in its entirety pursuant to the terms and conditions of this Guarantee and that in the event of any conflict between the provisions of the Original Guarantee and this Guarantee, this Guarantee shall control.]

       NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with (i) the Co-Administrative Agent, acting individually, as the Co-Administrative Agent under the Amended Credit Agreement, and in its capacity under the Amended Credit Agreement as agent for each of the Banks (in such capacities, the "Co-Administrative Agent") and (ii) with Prudential, as follows:

       1.     Guarantee.

              (a)    Subject to the provisions of Section 1(b) hereof:

                     (i) the Guarantor hereby unconditionally guarantees to the
              Co- Administrative Agent the punctual payment of, and promises to pay to the Co-Administrative Agent, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities of the Borrower to the Co-Administrative Agent, the Administrative Agent and the Banks and any Related Parties, now or hereafter arising from, by virtue of or pursuant to the Amended Credit Agreement, or any other Loan Document and any and all rearrangements, renewals and extensions thereof, or any part thereof, or any amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to, and but for the commencement of, any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code of 1978, as amended, 11 U.S.C ss. 101 et seq. (the "Bankruptcy Code") whether or not a claim is allowed for the same in any such proceeding), Guarantee obligations, premium, fees, commissions, expenses or otherwise (such obligations being "Obligations") and agrees to pay to the Co-Administrative Agent, any and all reasonable costs, expenses and charges (including, without limitation, fees and charges of external legal counsel and costs allocated by any internal legal department) incurred by the Co-Administrative Agent, the Administrative Agent and any of the Banks in the enforcement or collection of all or any part of the Obligations owed to the Co-Administrative Agent, the Administrative Agent and any of the Banks, whether such Obligations are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guarantee.

                     (ii) the Guarantor hereby unconditionally guarantees to
              Prudential the punctual payment of, and promises to pay to Prudential, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities of the Borrower to Prudential, now or hereafter arising from, by virtue of or pursuant to any of the Prudential Documents, and any and all rearrangements, renewals and extensions thereof, or any part thereof, or any amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to, and but for the commencement of, any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code, whether or not a claim is allowed for the same in any such proceeding), Guarantee obligations, premium, fees, commissions, expenses or otherwise (such obligations also being "Obligations") and agrees to pay to Prudential any and all reasonable costs, expenses and charges (including, without limitation, fees and charges of external legal counsel and costs allocated by any internal legal department) incurred by Prudential in the enforcement or collection of all or any part of the Obligations owed to it, whether such Obligations are direct, indirect, fixed, contingent, joint, several or joint and several, and of any rights under this Guarantee.

              (b) In any action or proceeding involving the Bankruptcy Code, any state corporate law, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations and liabilities of the Guarantor under this Guarantee would otherwise, after taking into account any rights the Guarantor may have to subrogation, reimbursement or contribution, be held or determined to be void, invalid, or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of the Guarantor's liability under this Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Co-Administrative Agent, the Administrative Agent, any Bank, Prudential or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

       2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Amended Credit Agreement, the other Loan Documents and the Prudential Documents, as the case may be, regardless of any applicable law, rule, regulation, court order or decision ("Applicable Law"), now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, the Co-Administrative Agent, the Administrative Agent or Prudential with respect thereto. The obligations and liabilities of the Guarantor hereunder are independent of the obligations of the Borrower under the Amended Credit Agreement, the Prudential Documents and any Applicable Law. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

              (a) the taking or accepting of any security or other Guarantee for any or all of the Obligations, or any reduction or termination of any Commitment;

              (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligations;

              (c) any lack of validity or enforceability of the Amended Credit Agreement, any other Loan Document or the Prudential Documents, or any other agreement or instrument relating to any of them, including but not limited to the unenforceability of all or any part of the Obligations by reason of the fact that (i) any Obligations, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating any of the Obligations, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

              (d) any lack of corporate power of the Borrower or any other Person at any time liable for the payment of any or all of the Obligations;

              (e) any insolvency, bankruptcy, reorganization, receivership or other proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, fraudulent transfer or similar laws from time to time in effect affecting the rights of creditors generally (collectively, "Debtor Relief Laws") involving the Borrower, the Guarantor or any other Person obligated on any of the Obligations;

              (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Bank or Prudential to the Borrower, the Guarantor, or any Person at any time liable for the payment of any or all of the Obligations; or any other modification, amendment, or waiver of or any consent to departure from the Amended Credit Agreement, any other Loan Document or any of the Prudential Documents or any other agreement or instrument relating to any of them, without notification of the Guarantor (the right to such notification being herein specifically waived by the Guarantor);

              (g) any exchange, release, sale, subordination, compromise, or non-perfection of any collateral or Lien securing any of the Obligations or any part thereof, or any lack of validity or enforceability, change in priority, destruction, reduction, or loss or impairment of value of any such collateral or Lien;

              (h) any invalidity, release, amendment, compromise or waiver of, or consent to depart from, any other Guarantee for all or any of the Obligations;

              (i) the failure by any Bank, the Administrative Agent, the Co-Administrative Agent or Prudential to make any demand upon or to bring any legal, equitable, or other action against the Borrower or any other Person (including without limitation any other the Guarantor), or the failure or delay by Prudential, any

       Bank, the Co-Administrative Agent or the Administrative Agent to, or the manner in which Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent shall, proceed to exhaust rights against any direct or indirect security for any of the Obligations;

              (j) the existence of any claim, defense, set-off, or other rights which the Borrower, the Guarantor or any other Person may have at any time against the Borrower, any Bank, the Administrative Agent, the Co-Administrative Agent, Prudential or the Guarantor, or any other Person, whether in connection with this Guarantee, the Loan Documents, the Prudential Documents, the transactions contemplated by any such document, or any other transaction;

              (k) any failure of Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent to notify the Guarantor of any renewal, extension, or assignment of any Obligations or any part thereof, or of the non-perfection, compromise or release of any security, or of any other action taken or refrained from being taken by Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent, it being understood that Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent shall not be required to give the Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any of the Obligations;

              (l) any payment with respect to any of the Obligations by the Borrower or any other Person to Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent being held to constitute a preference under any Debtor Relief Law or, for any other reason, Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent being required to refund such payment or pay the amount thereof to another Person; or

              (m) any other circumstance (other than non-voidable payment in full) which might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor, any other Person liable on any of the Obligations, including without limitation any defense by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the Guarantor's obligations hereunder exceed or are more burdensome than those of the Borrower.

       This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any part of the Obligations is rescinded or must otherwise be returned by Prudential, any Bank, the Administrative Agent, the Co-Administrative Agent or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or otherwise, all as though such payment had not been made.

       3. Waiver. To the extent not prohibited by Applicable Law, the Guarantor hereby waives: (a) promptness, protests, diligence, presentment, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guarantee and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 of this Guarantee and of any other occurrence or matter with respect to any of the Obligations, this Guarantee or any of the other Loan Documents or any of the Prudential Documents; (b) any requirement that Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral or pursue any other remedy in Prudential's, any Bank's, the Co-Administrative Agent's or the Administrative Agent's power whatsoever; (c) any right to assert against Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Borrower or other Person liable on any of the Obligations; (d) any right to seek or enforce any remedy or right that Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent now has or may hereafter have against the Borrower or any other guarantor;
(e) any right to participate in any collateral or in any right benefitting Prudential, the Banks, the Co-Administrative Agent or the Administrative Agent in respect of any of the Obligations; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Borrower or any other Person.

       4.     Subrogation and Subordination.

              (a) Notwithstanding any reference to subrogation contained herein to the contrary, the Guarantor hereby agrees that, until the Obligations have been paid in full to Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent, except as provided in Section 5.10 of the Amended Credit Agreement, the Guarantor shall not be entitled to enforce, pursue or exercise any claim or other rights which it may have or hereafter acquire against the Borrower or under any other Guarantee of any of the Obligations, that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent against the Borrower or in any collateral which any of them now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and all of the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent, and shall forthwith be paid to the Co-Administrative Agent and

       Prudential, in the proportions provided for in this Guarantee, to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Amended Credit Agreement and the Prudential Documents, as the case may be.

              (b) If the Guarantor becomes the holder of any indebtedness payable by the Borrower, the Guarantor hereby subordinates all indebtedness owing to it from the Borrower to all Obligations of the Borrower to Prudential, any Bank, the Co-Administrative Agent or the Administrative Agent, to the extent that upon the occurrence and continuance of a Default or an Event of Default, as such terms are defined in either the Amended Credit Agreement or the Prudential Documents, and upon receipt of demand from either Prudential or the Co-Administrative Agent, it shall not accept any payment on the same until payment in full of all Obligations, and shall in no circumstance whatever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Guarantor by the Borrower prior to payment in full of all Obligations, such amount shall be held in trust for the benefit of Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent and shall forthwith be paid to the Co-Administrative Agent and Prudential, in the proportions provided for in this Guarantee, to be credited and applied to the Obligations, whether matured or unmatured.

       5. Representations and Warranties. The Guarantor hereby represents and warrants to Prudential, the Banks, the Co-Administrative Agent and the Administrative Agent as follows:

              (a) The execution, delivery and performance by it of this Guarantee have been duly authorized by all necessary corporate action and do not and will not contravene its bylaws or its articles of incorporation.

              (b) The execution, delivery and performance by it of this Guarantee do not and will not contravene any Applicable Law or any contractual restriction binding on or affecting it or any of its properties, and do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties except as may be created by this Guarantee.

              (c) No authorization or approval or other action by, and no notice to or filing with, any Person or entity not otherwise obtained is required for the due execution, delivery and performance by it of this Guarantee.

              (d) This Guarantee is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms.

              (e) There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against or otherwise affecting it before any Governmental Authority or arbitrator which would prohibit the execution, delivery and performance by it of this Guarantee.

              (f) The statements set forth in Recitals R4 through R[8][9] of this Guarantee are correct in all respects.

              (g) The Guarantor and the Borrower are separately [INCORPORATED] [ORGANIZED] entities that operate independently from each other. The Guarantor utilizes certain accounting, cash management, management and other operational and organizational functions of the Borrower for operational and organizational efficiency, as well as to assist in the preparation of tax returns on a consolidated basis. In the event these functions were no longer provided to the Guarantor by the Borrower, the Guarantor would need to make the necessary adjustments in its operations and organizational functions, in order to replace such functions. [THE MAJORITY OF THE PURCHASING FUNCTIONS OF THE GUARANTOR ARE HANDLED BY THE BORROWER, ALTHOUGH SOME OF THESE FUNCTIONS MAY BE OCCASIONALLY SHARED FOR EFFICIENCY OR AS SPECIAL CIRCUMSTANCES WARRANT.] [GUARANTOR DEPENDS ON BUSINESS DONE WITH THE BORROWER FOR A SUBSTANTIAL PORTION OF ITS REVENUE.]

       6. Covenants. The Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Amended Credit Agreement and the Prudential Documents, to the extent applicable to it as a Guarantor or as a Wholly-Owned Subsidiary, as if it were a signatory thereto as a Guarantor. The Guarantor further covenants and agrees (a) punctually and properly to perform all of the Guarantor's covenants and duties under any other Loan Documents; (b) from time to time promptly to furnish Prudential and the Co-Administrative Agent with any information or writings which Prudential or the Co-Administrative Agent may reasonably request concerning this Guarantee; and (c) promptly to notify Prudential and the Co-Administrative Agent of any claim, action, or proceeding affecting this Guarantee.

       7. Amendments, etc. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Prudential and by the Co-Administrative Agent, with the consent of the Required Lenders; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address specified on the signature page hereof, in the case of the Guarantor, or in the Amended Credit Agreement, in the case of the Co-Administrative Agent, or in the Prudential Documents, in the case of Prudential or, as to any such party, to such other addresses as may be designated by it in written notice to the other. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

       9. No Waiver; Remedies. No failure on the part of Prudential, the Co-Administrative Agent, the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents or the Prudential Documents, as the case may be, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any of the Loan Documents or the Prudential Documents, as the case may be, preclude any other or further exercise thereof or the exercise of any other right. Neither Prudential, the Co-Administrative Agent, the Administrative Agent nor any Bank shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Person liable on any of the Obligations, (b) join the Borrower or any other Person liable on any of the Obligations in any action in which Prudential, the Administrative Agent, the Co-Administrative Agent or any Bank prosecutes collection or seeks to enforce or resort to any remedies against the Borrower or other Person liable on any of the Obligations, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefitting, directly or indirectly) Prudential, the Administrative Agent, the Co-Administrative Agent or any Bank by the Borrower or any other Person liable on any of the Obligations. Neither Prudential, the Administrative Agent, the Co-Administrative Agent nor any Bank shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

       10. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of Prudential, each Bank, the Co-Administrative Agent and the Administrative Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor to it now or hereafter existing under this Guarantee, irrespective of whether or not the Co-Administrative Agent or Prudential shall have made any demand under this Guarantee. Upon the exercise of any such right of set-off, each Bank, the Administrative Agent, the Co-Administrative Agent or Prudential so exercising such set-off right shall be deemed to agree promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank, the Administrative Agent, the Co-Administrative Agent and Prudential under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which it may have.

       11. Continuing Guarantee; Transfer of Obligations. This Guarantee is an irrevocable continuing guarantee of payment and not of collection, and shall
(a) remain in
full force and effect until final payment in full of all Obligations and all other amounts payable under this Guarantee, (b) be binding upon the Guarantor, its successors, and assigns, and (c) inure to the benefit of and be enforceable by (i) the Co-Administrative Agent, its Related Parties and its successors, assigns and replacements as Co-Administrative Agent under the Amended Credit Agreement, acting on behalf of itself, as Co-Administrative Agent, and on behalf of each Bank and its respective Related Parties, successors, transferees and assigns and (ii) Prudential and its Related Parties, successors transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by

              (i) the Amended Credit Agreement, each Bank, the Co-Administrative Agent and the Administrative Agent may assign or otherwise transfer its rights under the Amended Credit Agreement or any of the other Loan Documents, or any interest therein, to any other Person; and such other Person shall thereupon become vested with all the rights or any interest herein, as appropriate, in respect hereof granted to the Co-Administrative Agent on behalf of itself, as Co-Administrative Agent, and as agent for the Banks; and

              (ii) the Prudential Documents, Prudential may assign or otherwise transfer its rights under any Prudential Document, or any interest therein, to any other Person; and such other Person shall thereupon be vested with all rights or any interest herein, as appropriate in respect hereof granted to Prudential.

       12. Information. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial condition or business operations as the Guarantor may require, and that neither Prudential, the Administrative Agent, the Co-Administrative Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business, operations or financial conditions of the Borrower.

       13. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

       14. Jurisdiction and Venue. In the event that Prudential or the Co-Administrative Agent commences any legal proceeding before any court in connection with the enforcement of, or collection of any amount due under, this Guarantee, or if the Guarantor commences any legal proceeding before any court in connection with this Guarantee, the Guarantor and Prudential, on the one hand, and the Guarantor and the Co-Administrative Agent, on behalf of itself and as agent for the Banks, on the other, each consents that (a) the courts of the State of Tennessee, sitting in Shelby County and/or the United States District Court of the Western District of Tennessee, sitting in Memphis, Tennessee, shall have jurisdiction over all parties and over any such proceedings; and (b) the venue of any such action shall be in Shelby County, Tennessee and/or the United States District Court for the Western District of Tennessee, located in Memphis, Tennessee.

       15. WAIVER OF JURY TRIAL. THE GUARANTOR, PRUDENTIAL AND THE CO-ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CO-ADMINISTRATIVE AGENT AND EACH BANK ENTERING INTO THE AMENDED CREDIT AGREEMENT AND TO PRUDENTIAL ENTERING INTO THE RESTATED NOTE AGREEMENT.

       16. Guarantor Insolvency. Should the Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject (other than as a creditor or claimant) of any proceeding provided for by any Debtor Relief Law that is not dismissed in 60 days that could suspend or otherwise adversely affect the rights of the Co-Administrative Agent or Prudential granted hereunder, then the obligations of the Guarantor under this Guarantee shall be, as between the Guarantor and the Co-Administrative Agent, on the one hand, and between the Guarantor and Prudential, on the other, the fully-matured, due and payable obligation of the Guarantor to the Co-Administrative Agent and Prudential, as the case may be, (without regard to whether the Borrower is then in Default under the Amended Credit Agreement, or any of the Prudential Documents or whether any part of the Obligations are then due and owing by the Borrower), payable in full by the Guarantor to the Co-Administrative Agent and Prudential, as the case may be, upon demand, which shall be the amount then owing in respect of the Obligations owed to each.

       17. ENTIRE AGREEMENT. THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT
AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       18. Separate Enforcement. Each of Prudential and the Co-Administrative Agent, acting on behalf of itself and as agent for the Banks, respectively, shall have the right to exercise and enforce only its rights under this Guarantee. Neither the Co-Administrative Agent nor Prudential shall have either the right or the obligation to act as the agent of the other or to exercise or enforce any rights hereunder on behalf of the other.

       19. Sharing. (a) Each payment or other recovery under this Guarantee shall belong to each of Prudential and the Banks, in accordance with their respective "Proportionate Shares", as defined below. If Prudential or any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of this Guarantee in excess of its Proportionate Share of all payments then or thereafter obtained by Prudential and all Banks with respect to this Guarantee, then such party shall purchase from the other parties such participation in the indebtedness of the Guarantor under this Guarantee as shall be necessary to cause such purchasing party to share such payment or other recovery ratably, based on all Proportionate Shares, with all of the selling parties; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing party, the purchase price shall be rescinded, and each selling party shall repay to the purchasing party the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling party, together with an amount equal to such selling party's ratable share (according to the proportion of (x) the amount of such selling party's required repayment to the purchasing party to (y) the total amounts recovered from the purchasing party) of any interest or other amount paid or payable by the purchasing party in respect of the total amount so recovered.

       (b) The term "Proportionate Share", as used herein, shall mean at any time, for each party a fraction (a) the numerator of which is the aggregate principal amount of the Obligations held by such party at such time and (b) the denominator of which is the aggregate principal amount of the Obligations held by all parties at such time.

       IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for the Guarantor:


---------------------------

---------------------------                   -

---------------------------                   By:
                                                 -------------------------------
---------------------------                   Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   EXHIBIT 4.6

                     GUARANTORS' CONSENT AND ACKNOWLEDGMENT


The Chase Manhattan Bank,                                        October -, 2001
as Co-Administrative Agent for the Lenders, and to each of the Lenders and other parties referred to below
One Chase Square, 9th Floor
Rochester, New York 14643

Ladies and Gentlemen:

       Reference is made to an Amended and Restated Credit Agreement dated as of January 5, 2001 among TBC Corporation, First Tennessee Bank National Association, individually and as Administrative Agent, The Chase Manhattan Bank, individually and as Co-Administrative Agent, and the other parties thereto, as amended by Amendment No. 1 thereto dated as of April 20, 2001 and Amendment No. 2 dated as of October -, 2001 ("Amendment No. 2") (as so amended, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as so defined.

       Each of the undersigned is a Guarantor pursuant to a Guarantee dated as of January 5, 2001 (each a "Guarantee").

       This letter will serve as each of the undersigned's consent to the execution, delivery and performance of Amendment No. 2, as its reaffirmation of its Guarantee and as its agreement that its Guarantee remains in full force and effect in accordance with its terms with respect to the Credit Agreement, as amended by Amendment No. 2.

                                                Big O Development, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                Big O Retail Enterprises, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                Big O Tire of Idaho, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                Big O Tires, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                Carroll's, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                Northern States Tire, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                O Advertising, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                TBC Retail Enterprises, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                TBC International Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                Tire Kingdom, Inc.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title: